Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports First Quarter 2019 Financial Results

•      Revenue of $66.5 million increased 14.3% year-over-year

•      Awarded Wi-Fi contract at Heathrow Airport

•      Deployed Wi-Fi 6 commercial trial at John Wayne Airport

LOS ANGELES — May 8, 2019 — Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves carriers, consumers, property owners and advertisers worldwide, today announced the Company’s financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Financial Highlights

•                  Revenue of $66.5 million increased 14.3% compared to $58.2 million in the first quarter of 2018. Growth was driven by strength in military/multifamily and DAS.

•                  Military/multifamily revenue of $25.9 million increased 63.3% compared to $15.9 million in the first quarter of 2018.

•                  DAS revenue of $24.1 million increased 1.9% compared to $23.6 million in the first quarter of 2018. DAS revenue for the quarter was comprised of $17.7 million of build-out project revenue and $6.4 million of access fee revenue. Access fee revenue grew 28.0% year-over-year.

•                  Net loss attributable to common stockholders was $(5.2) million, or $(0.12) per diluted share, compared to a net loss of $(3.2) million, or $(0.08) per diluted share, in the first quarter of 2018.

•                  Adjusted EBITDA of $19.1 million decreased 12.7% compared to $21.9 million in the first quarter of 2018. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

•                  Net cash provided by operating activities was $23.7 million compared to $17.3 million in the first quarter of 2018.

•                  Free cash flow was $(8.6) million, compared to $(3.8) million in the first quarter of 2018. Free cash flow, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows.”

Business Highlights

•                  The Company announced it was selected to be the Wi-Fi service provider by London Heathrow airport, Europe’s largest airport. Passengers at all Heathrow terminals now have access to seamless and secure high-speed Wi-Fi via carrier offloading on Boingo’s Passpoint-certified networks.

•                  The Company deployed a Wi-Fi 6 commercial trial at John Wayne Airport (SNA) to test next-generation Wi-Fi capabilities. Wi-Fi 6 is a new industry standard and meets 5G requirements to power a broad range of connected use cases in dense environments with greater capacity, speed and scalability. This is the first Wi-Fi 6 deployment in a major airport.

•                  The Company launched one new DAS venue location during the quarter bringing the total to 59 DAS venues live comprised of 31,100 DAS nodes. The Company also added three new DAS venues to total 74 venues and 13,700 nodes in backlog as of March 31, 2019.

•                  The Company implemented speed and price increases to its military broadband offering which led to 12% growth in ARPU compared to the first quarter of 2018.

Management Commentary

“I’m pleased to share that Boingo’s strong results and momentum continued through the first quarter of 2019 with our top-line performance fueled by growth in military/multifamily and DAS,” commented Mike Finley, Chief Executive Officer of Boingo Wireless. “We are very excited about the multifamily vertical and its growth potential. As of March 31st, we had 228 multifamily properties live with our Wi-Fi solution with another 15 under contract.  Consistent with our 2019 focus for military, we grew ARPU by 12% year-over-year. Importantly, DAS continued to be robust with 28% year-over-year growth in high-margin access fee revenue.”

Mr. Finley continued, “I believe Boingo is at the forefront of a transformative time in history with respect to 5G and that we are very well-positioned to take advantage of the incredible changes it will bring. Since Boingo has the wireless rights at the venues we have deployed, carriers will work with us to deploy 5G networks at these venues. We are a ready-made, neutral-host operator and can build 5G networks just as fast as a carrier wants to deploy. The multifamily product and 5G upgrades represent huge opportunities for Boingo and I am very excited for the future.”

Business Outlook

Boingo Wireless is initiating guidance for the second quarter ending June 30, 2019 and is reiterating guidance for the full year ending December 31, 2019, as follows:

Second Quarter 2019

•                  Revenue is expected to be in the range of $66.0 million to $71.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(4.0) million to $(1.0) million, or a net loss of $(0.09) to $(0.02) per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $20.0 million to $24.0 million. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA — Guidance.”

Full Year 2019

•                  Revenue is expected to be in the range of $270.0 million to $280.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(20.0) million to $(15.0) million, or a net loss of $(0.45) to $(0.34) per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $80.0 million to $87.0 million.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its first quarter 2019 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, May 8, 2019. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-9716 and enter the passcode: 13689494 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 493-6779 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the Company’s website at http://investors.boingo.com. In addition, a supplement reflecting the Company’s key business metrics will be made available in the Investor Relations section of the Company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax expense, interest and other expense, net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

The Company defines free cash flow as net cash provided by operating activities, less purchases of property and equipment. Boingo Wireless believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company’s operations after the purchases of property and equipment that can be used for strategic opportunities. Free cash flow should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Lease Changes

On January 1, 2019, the Company adopted ASC 842, Leases, using the modified retrospective transition method. Results for reporting periods beginning on January 1, 2019 are presented under ASC 842, while prior period amounts are not adjusted and continue to be reported in accordance with ASC 840, Leases. Adoption of the new standard resulted in the recording of $16.9 million of operating lease right-of-use assets and $22.3 million of operating lease liabilities as of January 1, 2019.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of DAS, Wi-Fi and small cells reaches more than a billion people annually, making Boingo one of the largest providers of indoor wireless networks. You’ll find Boingo connecting people at airports, stadiums, military bases, convention centers, multifamily communities and commercial properties. To learn more about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans, future guidance and future growth opportunities and the ability of Boingo to achieve financial, operational and strategic benefits from the acquisition of Elauwit Networks. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company’s ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, its ability to maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, the application of new accounting standards, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2018 filed with the SEC on March 1, 2019 which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wi-Finder, Boingo Broadband, and the Boingo Wireless Logo are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018

Revenue	$66,473	$58,159
Costs and operating expenses:
Network access	31,411	26,565
Network operations	14,142	12,846
Development and technology	8,999	7,425
Selling and marketing	5,867	5,463
General and administrative	8,294	7,699
Amortization of intangible assets	1,131	727
Total costs and operating expenses	69,844	60,725
Loss from operations	(3,371)	(2,566)
Interest and other expense, net	(1,676)	(79)
Loss before income taxes	(5,047)	(2,645)
Income tax expense	192	128
Net loss	(5,239)	(2,773)
Net (loss) income attributable to non-controlling interests	(86)	456
Net loss attributable to common stockholders	$(5,153)	$(3,229)

Net loss per share attributable to common stockholders:
Basic	$(0.12)	$(0.08)
Diluted	$(0.12)	$(0.08)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	43,527	41,330
Diluted	43,527	41,330

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2019	December 31, 2018

Assets
Current assets:
Cash and cash equivalents	$69,016	$149,412
Marketable securities	36,888	—
Accounts receivable, net	38,434	42,766
Prepaid expenses and other current assets	8,823	7,815
Total current assets	153,161	199,993
Property and equipment, net	329,734	314,179
Operating lease right-of-use assets(1)	16,478	—
Goodwill	58,890	59,640
Intangible assets, net	18,021	19,152
Other assets	10,784	9,936
Total assets	$587,068	$602,900

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$25,829	$21,543
Accrued expenses and other liabilities	57,765	62,653
Deferred revenue	68,351	80,383
Current portion of operating leases(1)	2,736	—
Current portion of long-term debt	778	—
Current portion of finance leases	3,843	4,201
Current portion of notes payable	2,204	2,411
Total current liabilities	161,506	171,191
Deferred revenue, net of current portion	149,675	137,205
Long-term portion of operating leases(1)	18,915	—
Long-term debt	156,411	151,670
Long-term portion of finance leases	2,475	3,293
Long-term portion of notes payable	1,148	1,618
Deferred tax liabilities	1,132	1,073
Other liabilities	1,268	6,728
Total liabilities	492,530	472,778

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 43,979 and 42,669 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	4	4
Additional paid-in capital	228,805	259,132
Accumulated deficit	(135,083)	(129,930)
Accumulated other comprehensive loss	(1,317)	(1,295)
Total common stockholders’ equity	92,409	127,911
Non-controlling interests	2,129	2,211
Total stockholders’ equity	94,538	130,122
Total liabilities and stockholders’ equity	$587,068	$602,900

(1)                                 We adopted ASC 842 on January 1, 2019 using the modified retrospective transition method. Adoption of ASC 842 using the modified retrospective method required us to record operating lease right-of-use assets of $16,916 and operating lease liabilities of $22,338 on January 1, 2019.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net loss	$(5,239)	$(2,773)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	19,009	20,606
Amortization of intangible assets	1,131	727
Impairment loss and loss on disposal of fixed assets and intangible assets held for sale, net	91	70
Stock-based compensation	2,344	3,126
Amortization of deferred financing costs and debt discount, net of amounts capitalized	2,256	—
Amortization of operating lease right-of-use assets	438	—
Unrealized gains and amortization of premiums/discounts for marketable securities	(207)	—
Changes in operating assets and liabilities:
Accounts receivable	4,307	(3,799)
Prepaid expenses and other assets	(13)	551
Accounts payable	1,397	706
Accrued expenses and other liabilities	(1,481)	1,014
Deferred revenue	439	(2,958)
Operating lease liabilities	(729)	—
Net cash provided by operating activities	23,743	17,270
Cash flows from investing activities
Purchases of marketable securities	(36,665)	—
Purchases of property and equipment	(32,390)	(21,117)
Net cash used in investing activities	(69,055)	(21,117)
Cash flows from financing activities
Debt issuance costs	(1,687)	—
Proceeds from credit facility	3,500	—
Principal payments on credit facility	(194)	(219)
Payments of acquisition related consideration	(1,952)	—
Proceeds from exercise of stock options	6	4,228
Payments of finance leases and notes payable	(1,853)	(1,450)
Payments of withholding tax on net issuance of restricted stock units	(32,907)	(6,340)
Net cash used in financing activities	(35,087)	(3,781)
Effect of exchange rates on cash	3	7
Net decrease in cash, cash equivalents, and restricted cash	(80,396)	(7,621)
Cash and cash equivalents at beginning of period	149,412	26,685
Cash, cash equivalents, and restricted cash at end of period	$69,016	$19,064
Supplemental disclosure of non-cash investing and financing activities
Property and equipment costs included in accounts payable, accrued expenses and other liabilities	$39,309	$20,377
Purchase of equipment and prepaid maintenance services under capital financing arrangements	$—	$1,930
Capitalized stock-based compensation included in property and equipment costs	$230	$186
Purchase price for business acquisition included in accrued expenses and other liabilities	$2,961	$—
Debt issuance costs included in accrued expenses and other liabilities	$125	$—
Financed sale of intangible assets held for sale	$311	$—

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2019	2018
Net loss attributable to common stockholders	$(5,153)	$(3,229)
Depreciation and amortization of property and equipment	19,009	20,606
Stock-based compensation expense	2,344	3,126
Amortization of intangible assets	1,131	727
Income tax expense	192	128
Interest and other expense, net	1,676	79
Non-controlling interests	(86)	456
Adjusted EBITDA	$19,113	$21,893

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2019	2018

Net cash provided by operating activities	$23,743	$17,270
Purchases of property and equipment	(32,390)	(21,117)
Free cash flows	$(8,647)	$(3,847)

Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2019	2018
Revenue:
Military/multifamily	$25,897	$15,854
DAS	24,095	23,645
Wholesale—Wi-Fi	11,020	11,149
Retail	3,926	5,310
Advertising and other	1,535	2,201
Total revenue	$66,473	$58,159

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA - Guidance

(Unaudited)

(In millions)

	Three Months Ended June 30, 2019			Year Ended December 31, 2019
	Low		High	Low		High

Net loss attributable to common stockholders	$(4.0)		$(1.0)	$(20.0)		$(15.0)
Depreciation and amortization of property and equipment	17.8		18.8	75.2		77.2
Stock-based compensation expense		2.5			11.3
Amortization of intangible assets		1.1			4.6
Income tax expense and interest and other expense, net		2.2			7.3
Non-controlling interests		0.4			1.6
Adjusted EBITDA	$20.0		$24.0	$80.0		$87.0

Boingo Wireless, Inc.

Key Business Metrics

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2019	2018
Key business metrics:
DAS nodes(1)	31.1	24.2
DAS nodes in backlog(2)	13.7	11.4
Subscribers—military(3)	147	142
Subscribers—retail(3)	113	168
Connects(4)	78,625	65,901

(1)                                 This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)                                 This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)                                 This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

(4)                                 This metric shows how often individuals connect to the Company’s global Wi-Fi network in a given period. The connects include wholesale and retail customers in both customer pay locations and customer free locations where Boingo is a paid service provider or receives sponsorship or promotion fees. The Company counts each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24-hour period. This measure is an indicator of paid activity throughout Boingo’s network.

CONTACTS:

PRESS:

Melissa Robinson

VP, Marketing + Communications

mrobinson@boingo.com

(818) 321-7234

INVESTORS:

Kimberly Orlando and Ariel Papermaster

ADDO Investor Relations

investors@boingo.com

(310) 829-5400